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                                                                     EXHIBIT 5.1



                 [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

                                 October 1, 2002

N2H2, Inc.
900 Fourth Avenue, Suite 3600
Seattle, Washington 98164

        RE: N2H2, INC. REGISTRATION STATEMENT ON FORM S-8 FOR THE NONQUALIFIED STOCK OPTION AGREEMENT DATED AUGUST 13, 2002 BETWEEN THE COMPANY AND HOWARD PHILIP WELT AND THE 2002 STOCK AWARD PLAN DATED AUGUST 2, 2002.

Ladies and Gentlemen:

        We have acted as counsel to N2H2, Inc. (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), that the Company is filing with the Securities and Exchange Commission with respect to 1,410,000 shares of Common Stock, $0.01 par value per share, issuable pursuant to N2H2, Inc. 2002 Stock Award Plan (the "Plan"), and a Nonqualified Stock Option Agreement, dated August 13, 2002, between the Company and Howard Philip Welt (the "Option Agreement").

        We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

        Based on and subject to the foregoing, we are of the opinion that any shares of Company Common Stock that may be issued pursuant to the Plan have been duly authorized and that, upon the issuance of shares of Common Stock under the Plan, such shares will be validly issued, fully paid and nonassessable. Furthermore, we are of the opinion that any shares of Company Common Stock that may be issued pursuant to the Option Agreement have been duly authorized and that upon (i) the exercise of the option governed by the Option Agreement, (ii) the issuance and sale of such shares upon such exercise and in accordance with the terms of the Option Agreement and (iii) the receipt of consideration for such shares in accordance with the terms of the Option Agreement, such shares will be validly issued, fully paid and nonassessable.


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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP